SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 1, 2001


                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



         Delaware                   1-9494                      13-3228013
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
       of incorporation)                                  Identification Number)


   727 Fifth Avenue, New York, New York                            10022
(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code:  (212) 755-8000

Item 5.           Other Events.

     On August 1, 2001, Registrant's wholly-owned subsidiary, Tiffany & Co. Japan Inc. ("Tiffany-Japan") entered into agreements with Mitsukoshi Ltd. of Japan ("Mitsukoshi"). These agreements continue long-standing commercial relationships that Registrant and its affiliated companies have had with Mitsukoshi.

                             (Historical Background)

     On June 12, 1993, Registrant, through its affiliated companies, entered into a distribution agreement (the "93 Agreement") with Mitsukoshi. The 93 Agreement significantly changed the way Registrant and Mitsukoshi had done business in Japan, which, from 1972 until that time, had consisted of sales to Mitsukoshi for resale. As a consequence of the 93 Agreement, Tiffany-Japan commenced retail sales operations in Japan.

     In fiscal years ended January 31, 1999, 2000 and 2001, respectively, total Japan sales represented 27%, 27% and 28% of Registrant's net sales. In each of those fiscal years, sales made in TIFFANY & CO. boutiques located in Mitsukoshi's stores constituted 16% of Registrant's net sales.

                    (The 93 Agreement and the 2001 Agreement)

     On August 1, 2001, Tiffany Japan and Mitsukoshi entered into an agreement (the "2001 Agreement"). The 2001 Agreement will replace the 93 Agreement, which will remain in effect until November 1, 2001 when the 2001 Agreement becomes effective. The 2001 Agreement will expire on January 31, 2007.

     Under both the 93 and 2001 Agreements Tiffany-Japan has merchandising and marketing responsibilities in the operation of TIFFANY & CO. boutiques in Mitsukoshi's stores and other locations in Japan. Mitsukoshi acts for Tiffany-Japan in the sale of merchandise owned by Tiffany-Japan and Registrant recognizes as revenues the retail price charged to the ultimate consumer in Japan. Tiffany-Japan holds inventories for sale, establishes retail prices, bears the risk of currency fluctuations, provides one or more brand managers in each boutique, controls merchandising and display within the boutiques, manages inventory and controls and funds all advertising and publicity programs with respect to TIFFANY & CO. merchandise. Mitsukoshi provides and maintains boutique facilities and assumes retail credit and certain other risks.

     Mitsukoshi provides retail staff in "Standard Boutiques" and Tiffany-Japan provides retail staff in "Concession Boutiques." At present, there are 22 Standard Boutiques and four Concession Boutiques. Under the 2001 Agreement two existing boutiques will be closed and ten will be converted from Standard to Concession Boutiques over the term of the Agreement.

     Under the 93 Agreement, Mitsukoshi retains a portion (the "basic portion") of the net retail sales made in TIFFANY & CO Boutiques. The basic portion varies depending on the type of Boutique and the retail price of the merchandise involved. Generally, however, Mitsukoshi's basic portion is 27% in Standard Boutiques and 20% in Concession Boutiques. These basic portions will remain in effect under the 2001 Agreement through January 31, 2003.

     From February 1, 2003 and through the expiration of the 2001 Agreement, Mitsukoshi's basic portion will be reduced by four percent in each category and increased by a factor that varies between zero and three percent depending upon the historic sales performance of the individual boutique in question. Thus, the highest basic portion available to Mitsukoshi in any Boutique during this time period will be 26% and Registrant expects that Mitsukoshi's average portion, across all Boutiques, will not be less than 24%.

     Under the 93 Agreement, Tiffany-Japan also paid Mitsukoshi an incentive fee of five percent of the amount by which boutique sales increased year-to-year, calculated on a per-boutique basis. Under the 2001 Agreement, the five percent incentive fee will be calculated only upon the increase above "Target Sales." Target Sales means a year-to-year increase that is greater than the lesser of
(i) 10% or (ii) a sales goal set by Tiffany-Japan.

     Under the 93 Agreement,  Mitsukoshi had the following  exclusive  rights in
Tokyo: TIFFANY & CO. boutiques could be established only in Mitsukoshi's stores and TIFFANY & CO. brand jewelry could be sold only in such boutiques, or in the "Flagship Store" (see below). Outside Tokyo, Registrant was not restricted in its right to establish TIFFANY & CO. boutiques or sell TIFFANY & CO. merchandise.

     Under the 2001 Agreement, Registrant is free to establish TIFFANY & CO. boutiques and sell TIFFANY & CO. merchandise throughout Japan, including in Tokyo.

                 (The FSS Agreement and the 2001 FSS Agreement)

     Mitsukoshi, Tiffany-Japan and Tiffany and Company, a New York corporation, entered into an Agreement dated February 23, 1996 (the "FSS Agreement") governing the operation of a 7,700 square foot TIFFANY & CO. store in premises (the "Premises") located in Tokyo's Ginza shopping district (the "Flagship Store"). Tiffany-Japan completed, at its cost, all necessary improvements to prepare the Premises and delivered the Premises to Mitsukoshi in May 1996. In June 1999, by Supplemental Agreement to the FSS Agreement, the parties expanded the Premises to approximately 12,000 square feet.

     The Premises are leased by a third party landlord to Tiffany-Japan for a fixed annual rental.

     On August 1, 2001, Mitsukoshi and Tiffany-Japan entered into the "2001 FSS Agreement" which replaces the FSS Agreement which was scheduled to expire on September 30, 2001.

     Under both the FSS Agreement and the 2001 FSS Agreement, the Premises are subleased by Tiffany-Japan to Mitsukoshi on a percentage-of-sales basis (the "Sublease"). Tiffany-Japan bears all costs of operating the Premises. Tiffany-Japan selects and furnishes merchandise for display in the Flagship Store, prices the merchandise for retail sale, bears all risk of loss until the merchandise is sold to a customer and determines all issues of display, packaging, signage and advertising. Mitsukoshi acts for Tiffany-Japan in the sale of the merchandise, collects and holds the sales proceeds, makes credit available to customers, bears all credit losses and provides its point-of-sale transaction processing system (the "POS System"). Tiffany-Japan provides all necessary staff other than employees provided by Mitsukoshi in connection with the POS System. Management of the Flagship Store, other than with respect to the POS System, is the responsibility of Tiffany-Japan.

     After compensating Tiffany-Japan on a percentage-of-sales basis for Sublease rent and staffing, Mitsukoshi is allocated a percentage of net sales. Under the FSS Agreement, Mitsukoshi's percentage allocation was 8.3%. Under the 2001 FSS Agreement, Mitsukoshi's percentage allocation will be 3%

     The 2001 FSS Agreement is scheduled to expire on September 30, 2002, but will be extended until September 30, 2005, and then again to January 31, 2007, subject to renewal of the lease for the Premises by Tiffany-Japan and the landlord for the Premises.

Item 7.      Financial Statements,  Pro Forma Financial Statements and Exhibits

        (c)  Exhibits

             Agreement made the 1st day of August, 2001 by and between Tiffany & Co. Japan, Inc. and Mitsukoshi Limited.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            TIFFANY & CO.


                                      BY:   /s/ Patrick B. Dorsey
                                            ---------------------------
                                            Patrick B. Dorsey
                                            Senior Vice President, Secretary and
                                            General Counsel


Date: August 1, 2001

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                                 EXHIBIT INDEX
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EXHIBIT        DESCRIPTION
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10.128         Agreement made the 1st day of August, 2001 by and between Tiffany
               & Co. Japan, Inc. and Mitsukoshi Limited.